UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2014

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.
1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

1-32944	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into Material Definitive Agreement.

On June 9, 2014, PPL Corporation, (“PPL” or the “Company”), Talen Energy Holdings, Inc., a Delaware corporation (“HoldCo”), Talen Energy Corporation, a Delaware corporation (“Talen”), PPL Energy Supply, LLC, a Delaware limited liability company (“Energy Supply”), Raven Power Holdings LLC, a Delaware limited liability company (“Raven”), C/R Energy Jade, LLC, a Delaware limited liability company (“Jade”), and Sapphire Power Holdings LLC, a Delaware limited liability company (“Sapphire”) entered into a Separation Agreement (the “Separation Agreement”). In addition, on June 9, 2014, PPL, HoldCo, Talen, Energy Supply, Talen Energy Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Jade, Sapphire and Raven entered into a Transaction Agreement (the “Transaction Agreement”). In connection with the execution of the Separation Agreement and the Transaction Agreement, PPL, Talen, Jade, Sapphire and Raven entered in an Employee Matters Agreement, dated as of June 9, 2014 (the “Employee Matters Agreement”). As described below, pursuant to the Separation Agreement and the Transaction Agreement, PPL will spin off the business of Energy Supply to PPL’s shareowners, and will immediately combine that business with the merchant power generation businesses of Raven, Jade and Sapphire, portfolio companies of funds affiliated with Riverstone Holdings LLC (“Riverstone”) to form Talen.

The following descriptions of the Separation Agreement, the Transaction Agreement and the Employee Matters Agreement, and the transactions contemplated thereby, are included to provide information regarding their terms. They do not purport to be a complete description and are qualified in their entirety by reference to the full text of such agreements, which are attached hereto as Exhibits 2.1, 2.2 and 10.1, respectively, and incorporated herein by reference.

The Separation Agreement, among other things, provides (i) that PPL and Energy Supply and their subsidiaries will effect certain transfers of assets and assume certain liabilities so that each of PPL and Energy Supply retain both the assets and liabilities primarily associated with their respective businesses, (ii) for termination of all intercompany agreements and accounts between PPL and Energy Supply, except for certain specified agreements and accounts that will survive the Separation Transactions (as defined below) and (iii) that PPL will convey all outstanding equity interests in Energy Supply to HoldCo (collectively, the “Separation Transactions”).

The Transaction Agreement, among other things, provides that (i) PPL will distribute, on a pro rata basis, all of the outstanding shares of HoldCo common stock to PPL’s shareowners (the “Distribution”), (ii) immediately following the Distribution, Merger Sub will be merged with and into HoldCo (the “Merger”), with all of the outstanding shares of HoldCo common stock then owned by PPL’s shareowners converting into shares of Talen common stock and HoldCo surviving the Merger as a wholly owned subsidiary of Talen, and (iii) each of Raven, Jade and Sapphire will contribute certain subsidiaries to Talen in exchange for shares of Talen common stock (together with the Merger, the “Closing Transactions”). Following the completion of the Separation Transactions and the Closing Transactions, PPL shareowners will own 65% of Talen’s common stock and Raven, Jade and Sapphire will together own 35%.

In addition, the Employee Matters Agreement sets forth agreements between the Company, Talen, Jade, Sapphire and Raven as to certain employment, compensation and benefits matters in connection with the Separation Transactions, including (i) the allocation of employees between the Company and Talen, (ii) the allocation of employment and benefit plan related liabilities and assets between the Company and Talen and (iii) the treatment of collective bargaining agreements and related matters. The Employee Matters Agreement also governs Talen’s compensation and employee benefit obligations with respect to the current and former employees and non-employee directors of the Company, Energy Supply and Talen, and generally allocates liabilities and responsibilities relating to employee compensation and benefit plans and programs between the Company and Talen.

The Transaction Agreement contains customary representations, warranties and covenants of the Company, HoldCo, Talen, Merger Sub, Raven, Jade and Sapphire, including, among others, covenants (a) to conduct their respective businesses in the ordinary course of business during the interim period between the execution of the Transaction Agreement and the consummation of the Closing Transactions, (b) not to engage in certain material transactions during the interim period except with the consent of the other party, and (c) that the parties will use their reasonable best efforts to obtain required regulatory approvals. Each party is also subject to restrictions on its ability to solicit alternative acquisition proposals with respect to PPL’s energy supply business and Riverstone’s merchant power business, respectively, and to provide information to, and engage in discussion with, third parties regarding such proposals.

Consummation of the Separation Transactions and the Closing Transactions pursuant to the Separation Agreement and the Transaction Agreement are subject to customary closing conditions, including, among other things, that (i) the Securities and Exchange Commission (the “SEC”) declare effective Talen’s registration statement relating to the registration of Talen common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and no stop order of the SEC suspending effectiveness of the registration statement be in effect prior to the Separation Transactions; (ii) the Talen common stock be authorized for listing on the New York Stock Exchange; (iii) certain regulatory approvals, including approval by the Nuclear Regulatory Commission and the Federal Energy Regulatory Commission, a Hart-Scott-Rodino review and certain approvals by the Pennsylvania Public Utility Commission be obtained and (iv) there be available, after giving effect to the financings contemplated in connection with the Closing Transactions and the posting of any credit support and other financial commitments required in connection with, or as a condition to, regulatory approvals required in connection with the Separation Transactions and the Closing Transactions, at least $1,000,000,000 of undrawn capacity under a revolving credit facility. The Separation Transactions and the Closing Transactions may be terminated by mutual written consent of the parties or subject to certain other circumstances, including the failure to complete the Closing Transactions by June 30, 2015, or, if the required regulatory approvals have not been obtained at such time but the other conditions to the consummation of the Separation Transactions and the Closing Transactions have been, or are capable of being, satisfied, December 31, 2015.

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the events described in Item 1.01 above, the following changes in the management of PPL and Energy Supply occurred on June 9, 2014, effective June 10, 2014:

•	Energy Supply’s Board of Managers elected Paul A. Farr, age 47, to be President of Energy Supply. Mr. Farr resigned as Executive Vice President and Chief Financial Officer of PPL. Mr. Farr succeeds David G. DeCampli, who resigned as President of PPL Energy Supply.

•	The Board of Directors of PPL elected Vincent Sorgi, age 42, to be Senior Vice President and Chief Financial Officer of PPL. In connection with his new appointment, Mr. Sorgi resigned as Vice President and Controller of PPL, and the Board also elected Stephen K. Breininger, age 40, to succeed Mr. Sorgi as Controller of PPL.

As a result of the foregoing elections, the Compensation, Governance and Nominating Committee (“CGNC”) granted 4,310 performance units to Mr. Sorgi and 1,360 performance units to Mr. Breininger, in each case under the PPL Corporation 2012 Stock Incentive Plan for the three-year performance period ending December 31, 2016. In addition, in connection with Mr. Sorgi’s promotion, the CGNC set Mr. Sorgi’s base salary at $450,000, set his annual cash incentive award target at 70% of his base salary and set his target for long-term incentive awards at 200% of his base salary. In connection with Mr. Breininger’s promotion, the CGNC set Mr. Breininger’s base salary at $225,000, set his annual cash incentive award target at 40% of his base salary and set his target for long-term incentive awards at 60% of his base salary.

The respective business experiences of Messrs. Farr and Sorgi are incorporated by reference from Item 10 of PPL’s Annual Report on Form 10-K for the year ended December 31, 2013 (File No. 1-11459).

Mr. Breininger has worked for PPL subsidiaries since April 2001. Most recently Mr. Breininger served since March 2013 as Assistant Controller – Business Lines of PPL Services Corporation, from June 2010 to March 2013 as Controller – Supply Accounting of Energy Supply and from May 2008 to June 2010 as Director – Supply Accounting and Reporting of Energy Supply. Prior to joining PPL, Mr. Breininger was a Senior Accounting and Auditing Assistant with Deloitte & Touche LLP and a Financial Analyst at Air Products & Chemicals Inc.

There are no family relationships among any of the elected officers named above and any other officer or director of PPL or Energy Supply, nor are there any transactions of the type to be reported under Item 404(a) of Regulation S-K.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

2.1 -	Separation Agreement among PPL Corporation, Talen Energy Holdings, Inc., Talen Energy Corporation, PPL Energy Supply, LLC, Raven Power Holdings LLC, C/R Energy Jade, LLC and Sapphire Power Holdings LLC., dated as of June 9, 2014.

2.2 -	Transaction Agreement among PPL Corporation, Talen Energy Holdings, Inc., Talen Energy Corporation, PPL Energy Supply, LLC, Talen Energy Merger Sub, Inc., C/R Energy Jade, LLC, Sapphire Power Holdings LLC. and Raven Power Holdings LLC, dated as of June 9, 2014.

10.1	Employee Matters Agreement among PPL Corporation, Talen Energy Corporation, C/R Energy Jade, LLC, Sapphire Power Holdings LLC. and Raven Power Holdings LLC, dated as of June 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Vincent Sorgi
Vincent Sorgi Senior Vice President and Chief Financial Officer

PPL ENERGY SUPPLY, LLC

By:	/s/ Paul A. Farr
Paul A. Farr President

Dated: June 12, 2014